Exhibit 10.98

AGREEMENT OF SALE

by and between

2975 STENDER ASSOCIATES LLC,

as Seller

and

CATALYST SEMICONDUCTOR, INC.,

as Buyer

i

24.	Intentionally Omitted	27

25.	Sophistication of the Parties	27

26.	Limited Liability	27

27.	Marketing	27

28.	Enforcement	27

Exhibits

“A”                          Legal Description of Premises

“B”                            List of Personal Property

“C”                            Intentionally Omitted

“D”                           Intentionally Omitted

“E”                             List of Existing Agreements To Be Assigned

“F”                             Form of Assignment and Assumption Agreement

“G”                            Information Materials

“H”                           Intentionally Omitted

“I”                                Intentionally Omitted

“J”                               Form of Deed

“K”                           Form of Bill of Sale

“L”                             Form of FIRPTA Certification

ii

AGREEMENT OF SALE

This AGREEMENT OF SALE (this “Agreement”) is made as of February 3, 2006 (the “Effective Date”) by and between 2975 STENDER ASSOCIATES LLC, a Delaware limited liability company (“Seller”), and CATALYST SEMICONDUCTOR, INC., a Delaware corporation (“Buyer”).

W I T N E S S E T H:

1.                                                               Sale and Purchase.  Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, upon the terms and conditions hereinafter set forth, all of Seller’s right, title and interest in and to the following:

(a)  Real Property.  That certain lot or parcel of real property located at 2975 Stender Way, Santa Clara, California, as more particularly described on Exhibit ”A” hereto, and that certain two-story building (the “Building”) and related improvements situated on such parcel, together with all the rights and appurtenances pertaining thereto, including any right, title and interest of Seller (if any) in and to adjacent streets and rights-of-way and to all minerals, oil, gas and other hydrocarbon substances thereon and thereunder, as well as all development rights, air rights, water, water rights, riparian rights and water stock relating thereto (collectively, the “Premises”);

(b)  Personal Property.  The fixtures, furnishings, equipment and other items of personal property, if any, owned by Seller and located on, and used in connection with the operation of the Premises, including, without limitation, all apparatus, equipment and appliances used in connection with the operation or occupancy of the Premises, such as heating and air conditioning systems and facilities used to provide any utility, refrigeration, ventilation, garbage disposal, or other services on the Premises, and along with all on-site parking (collectively, the “Personal Property”); and

(c)  Related Materials.  To the extent transferable without cost to Seller and to the extent in the possession or control of Seller or Seller’s property manager, all other intangible property, licenses, entitlements, building plans, site plans, permits, warranties and guaranties, if any, which relate to the Property being conveyed to Seller by Buyer on the date hereof (collectively, the “Related Materials”, and, together with the Premises, Existing Agreements and Personal Property, the “Property”).

2.                                                               Certain Fundamental Terms; Payment of Purchase Price.  For ease of reference, certain fundamental terms of the transaction contemplated hereby are set forth as follows:

(a)	Purchase Price:	Three Million Seven Hundred Thousand and 00/100 Dollars ($3,700,000.00), subject to adjustments as provided hereinbelow.
(b)	Initial Deposit.	One Hundred Thousand and 00/100 Dollars ($100,000.00)
(c)	Second Deposit.	One Hundred Thousand and 00/100 Dollars ($100,000.00)
(d)	Inspection Period:	Begins on the Effective Date and ends at 5:00 p.m., Santa Clara, California local time, on March 6, 2006.
(e)	Closing Date:	On or before March 16, 2006 (as such date may be extended pursuant to the terms of this Agreement).

The Purchase Price shall be paid as follows:

(a)  Deposit.  No later than two (2) business days after the Effective Date, Buyer shall deliver the Initial Deposit to First American Title Company (the “Escrowee” and, in its capacity as title insurer hereunder, the “Title Company”) in immediately available United States Federal Funds.  Upon receipt by Escrowee of a fully-executed copy of this Agreement and the Initial Deposit, Escrowee shall open an escrow account for the transaction contemplated hereby (the “Opening of Escrow”) and promptly notify Buyer and Seller of the date of Opening of Escrow, the escrow account number and escrow account wiring instructions.  No later than one (1) business day after the Opening of Escrow, Escrowee shall sign this Agreement to acknowledge its agreement to the escrow instructions set forth herein and return a signed copy of this Agreement to Buyer and Seller.  The Escrowee shall hold the Initial Deposit in escrow in an interest bearing account with a federally insured state or national bank acceptable to Seller and Buyer.  At Seller’s option, this Agreement shall terminate if the Initial Deposit is not so deposited by the time required (in which event neither party shall have any further rights or obligations hereunder except for the obligations of Buyer hereunder which by their terms survive the termination of this Agreement).  Unless Buyer timely terminates this Agreement before the expiration of the Inspection Period in accordance with Paragraph 19(c) hereof, then no later than one (1) business day after the last day of the Inspection Period, Buyer shall deliver the Second Deposit to Escrowee in immediately available United States Federal Funds.  The Initial Deposit and Second Deposit are hereinafter collectively referred to as the “Deposit”.  All interest earned on the Deposit shall be added to and made a part of the Deposit for all purposes hereof.  Except as otherwise expressly provided to the contrary under Sections 4(c), 4(f), 14(b), 16(c), 17(b) or 19(c) of this Agreement, the Deposit, together with all interest earned thereon, shall be nonrefundable upon the expiration of the Inspection Period.  At Closing (as hereinafter defined), the Deposit shall be credited against the Purchase Price.

(b)  Closing Payment.  No later than one (1) business day before the Closing Date, Buyer shall deliver to Escrowee the balance of the Purchase Price (adjusted as hereinafter provided), for payment to Seller at Closing, which balance shall be delivered by wire transfer of immediately available federal funds, to the account specified by, and in accordance with wiring instructions to be provided by, the Escrowee.  Notwithstanding the foregoing, Buyer may deliver the balance of the Purchase Price to Escrowee on the Closing Date so long as Seller receives its net sale proceeds no later than the Closing Date.

(c)  Reduction in Purchase Price at Closing.  Effective upon the Closing, the Purchase Price shall be reduced by Three Thousand Five Hundred and 00/100 Dollars ($3,500.00).  Buyer acknowledges and agrees that such reduction is being made in recognition and consideration of the following:  (i) prior to the Effective Date, Seller engaged ARS Asbestos Removal Service to perform certain asbestos remediation work in respect of the removal and disposal of approximately 400 square feet of floor tile and 1,200 square feet of black mastic on the first floor computer room underneath certain raised computer floor panels; (ii) such remediation has not been completed and it will cost approximately $3,500 to complete the remediation; (iii) notwithstanding anything in this Agreement that may be construed to the contrary, Seller shall have no responsibility for completing such remediation; and (iv) from and after the Closing, Buyer shall be solely responsible for completing such remediation work.

3.                                                               Closing.  The closing of the transaction contemplated hereby (the “Closing”) shall be deemed to have occurred once the following conditions have been satisfied:  (i) the Deed (as defined below) has been recorded in the Official Records of Santa Clara County, California, and (ii) Seller has received the net sale proceeds payable to Seller pursuant to this Agreement.  The Closing shall be held and completed through Escrowee on or before the Closing Date.  The parties acknowledge and agree that time is of the essence in this Agreement and the transactions contemplated hereby.

4.                                                               Condition of Title.

(a)  Title to Premises.  Fee simple title to the Premises shall be conveyed by Seller to Buyer at the completion of Closing by the Deed (as hereinafter defined), subject only to the Permitted Encumbrances (as hereinafter defined).  Seller’s interest in the Personal Property shall be conveyed by Seller to Buyer at the completion of Closing by the Bill of Sale, as hereinafter defined.  The term “Permitted Encumbrances” shall mean (i) taxes and assessments which are not yet delinquent, (ii) all matters that would be disclosed by a physical inspection or accurate survey of the Property, (iii) all covenants, conditions, easements, restrictions, liens, encumbrances and other matters of title that have been approved or deemed approved by Buyer as provided in Section 4(c) or 4(f) below, (iv) all laws, regulations or ordinances (including, but not limited to, zoning, building and environmental laws, regulations and ordinances) applicable to the Property, and (v) the standard printed exceptions, stipulations and exclusions from coverage contained in the standard coverage CLTA form of Owner’s Policy of Title Insurance.

(b)  Survey.  Buyer acknowledges that it has received a copy of the most current survey of the Premises in Seller’s possession (the “Survey”).  At no cost or liability to Seller, Seller shall, promptly after the Effective Date, request the surveyor of the Survey to certify the Survey to Buyer.  Promptly after the Effective Date, Buyer may order, at its sole cost and expense, an update to the Survey, to be certified to Seller, Buyer and the Title Company, and to be prepared in accordance with survey standards selected by Buyer (the “Updated Survey”).  Nothing contained in this Agreement, including the provisions of Paragraph 1(a) hereof, shall constitute any warranty, representation or agreement by Seller as to the location of separate lots in, or acreage of, the Premises.

(c)  Title Matters.  Buyer acknowledges that it has, with respect to the Premises, received a preliminary title report dated as of January 25, 2006 and issued by the Title Company under Order Number NCS-214398-SC (“Title Report”), together with copies of all documents referred to therein as exceptions to title (“Title Documents”).  Buyer shall be deemed to have waived its right to object to any encumbrance or other title exception or matter reflected in the Title Report or Title Documents unless Buyer shall have given Seller written notice of its objections (a “Title Notice”) within ten (10) business days after the Effective Date; provided, however, Buyer reserves the right to object to any new matters first disclosed on any update to the Title Report as provided in Section 4(f) below.  Buyer shall be deemed to have waived its right to object to any encumbrance or other title exception or matter reflected in the Survey unless Buyer shall have given Seller a Title Notice detailing its objections thereto within ten (10) business days after the Effective Date; provided, however, Buyer reserves the right to object to any matters reflected on the Updated Survey that were not reflected on the Survey as provided in Section 4(f) below.  Upon Buyer’s failure to timely object pursuant to the foregoing provisions of this paragraph, any encumbrance or other title exception or matter reflected on the Title Report or in the Title Documents or Survey shall thereafter be deemed a “Permitted Encumbrance”.

Seller shall have the right, at its sole option, within five (5) business days of receipt of Buyer’s Title Notice (the “Seller Title Response Period”), of delivering written notice to Buyer (the “Seller Title Notice”), that Seller will either (i) remove any encumbrance or other title exception or matter to which Buyer has objected, (ii) provide the Title Company such assurances as the Title Company requires to insure Buyer against any loss arising from such encumbrance or other title exception or matter, or (iii) do neither (i) nor (ii).  Failure by Seller to deliver the Seller Title Notice shall be deemed an election under sub-item (iii) above in this subparagraph (c).  If Seller does not elect to effect the cure or provide the assurances contemplated by sub-item (i) or (ii) of this subparagraph (c), Buyer may elect, as its sole right and remedy by reason thereof, either (x) to take such title to the Premises as Seller can convey, with no abatement of the Purchase Price, or (y) upon written demand delivered by Buyer to Seller and Escrowee (the “Buyer Election Notice”) no later than the earlier to occur of the expiration of the Inspection Period or five (5) business days after Buyer’s receipt of the Seller Title Notice, to terminate this Agreement and receive the return of the Deposit.  Buyer’s failure to timely deliver the Buyer Election Notice in accordance with the foregoing provisions of this subparagraph (c) shall be deemed an election by Buyer under the foregoing sub-item (x) of this subparagraph (c).  Notwithstanding the foregoing provisions of this Paragraph 4, Buyer agrees to accept title to the Property subject to judgments against Seller and/or monetary liens if the Title Company insures Buyer against any loss by reason of such judgments and/or liens, in each case other than judgments or liens for more than $150,000.00, individually or in the aggregate.  Notwithstanding anything in this Agreement that may be construed to the contrary and except as otherwise set forth in any Seller Title Notice, Seller shall have no obligation to cure any alleged defect, objection or survey matter raised in any Title Notice other than any consensual mortgage or deed of trust executed by Seller; provided, however, that Seller further agrees to cure, at the Closing, any other monetary lien or liens which are not caused by Buyer provided such liens do not exceed an amount equal to Thirty Five Thousand and 00/100 Dollars ($35,000.00) in the aggregate (such other monetary liens are referred to herein as the “Mandatory Cure Liens”).  In any event, Seller shall have the right, at its sole option, to extend the Closing Date by an additional sixty (60) days in order to cure any alleged defect, objection or survey matter raised in any Title Notice or to otherwise satisfy its obligations under this paragraph.  Upon any return of the Deposit to Buyer pursuant to this paragraph, this Agreement shall be deemed null and void, neither party shall have any further rights or obligations hereunder (except for the obligations of Buyer hereunder which by their terms survive the termination of this Agreement).

(d)  Reliance on Title Policy.  Notwithstanding anything contained in this Agreement to the contrary, with respect to all matters affecting title to the Premises and any liens or other encumbrances affecting the Premises, Buyer acknowledges and agrees it is relying upon its title insurance policy.  If Buyer has a meritorious claim under its title insurance policy and the subject matter of that claim also constitutes a breach of any warranty made by Seller in this Agreement or the Deed, Buyer agrees that it will look first to its title insurance policy for recovery on such claim, and Buyer shall not assert any claim against Seller for a breach of a representation, warranty or covenant with respect to such claim unless and until Buyer has pursued its remedies against the Title Company to final judgment and has not been made whole; provided, however, that Buyer shall have the right to file an action against Seller prior to such final judgment if and to the extent necessary to prevent the expiration of the Survival Period (as defined in Paragraph 22(c) below) applicable to the warranty that has been breached. The provisions of this subparagraph (d) shall survive Closing and delivery of the Deed.

(e)  Intentionally Omitted.

(f)  Updated Title Report and Updated Survey.  At any time prior to Closing, Buyer may request the Title Company to issue updates or supplements to the Title Report.  If any new encumbrance or new title exception is first reflected on any Updated Survey or on any update or supplement to the Title Report (each a “Title Update”), Buyer shall be deemed to have waived its right to object to such new encumbrance or title exception unless Buyer shall have given a Title Notice to Seller with respect thereto on or before the earlier to occur of (x) the expiration of five (5) business days after the receipt by Buyer of such Title Update, and (y) two (2) business days prior to the Closing.  Notwithstanding the foregoing or anything in this Agreement that may be construed to the contrary, unless Buyer terminates this Agreement pursuant to Paragraph 19(c) hereof, Buyer shall be deemed to have approved all matters which were disclosed on the Updated Survey or which would have been disclosed on the Updated Survey had Buyer obtained an accurate Updated Survey prior to the expiration of the Inspection Period.

5.                                                               Assignment of Existing Agreements.

(a)  Intentionally Omitted.

(b)  Existing Agreements.  At Closing, pursuant to the General Assignment and Assumption Agreement, Seller shall assign to Buyer, without any representation or warranty whatsoever (except as otherwise expressly set forth in Paragraph 9 of this Agreement or in the instrument of assignment) to the extent assignable, and to the extent Buyer has elected to have such agreements assigned to it, all of Seller’s right, title and interest in, to and under the existing agreements listed on Exhibit ”E” hereto (together with any other agreements entered into in accordance with this subparagraph (b) hereinafter collectively called the “Existing Agreements”) and the Related Materials. Following the Effective Date, Seller shall, no later than five (5) business days after the Effective Date, provide Buyer with copies of any and all proposed contracts, contract renewals, contract modifications and contract amendments which Seller proposes to execute with respect to any Existing Agreement (but Buyer shall have no approval rights regarding the same until after the Inspection Period expires).  During the period from the expiration of the Inspection Period until the Closing (or earlier termination of this Agreement), Seller shall not have the right to enter into new service or maintenance agreements (except for agreements that shall be terminable, without penalty or premium, on not more than thirty (30) days’ notice) or modify any existing service or maintenance agreements in any material respect without Buyer’s approval which shall not be unreasonably withheld or delayed and shall be deemed given if Buyer does not disapprove within ten (10) business days of a request for approval.  The termination or expiration of any of the Existing Agreements prior to Closing shall not excuse Buyer from its obligation to complete Closing and to pay the full Purchase Price.

6.                                                               Apportionments.

(a)  Generally.

(i)                                     Taxes and Fees.  Real estate taxes for the real estate tax year in which the Closing occurs and annual municipal or special district assessments (on the basis of the actual fiscal tax years for which such taxes are assessed), water and sewer rentals, license, permit and inspection fees and rentals, and sales tax shall be apportioned as of the Closing Date between Buyer and Seller.

(ii)                                  Intentionally Omitted.

(iii)                               Intentionally Omitted.

(iv)                              Intentionally Omitted.

(v)                                 Other Apportionments.  Amounts payable in connection with the operation and maintenance expenses of the Premises and other recurring costs shall be apportioned as of the Closing Date.

(vi)                              Taxes and Assessments.  Real estate taxes shall be apportioned on the Closing Date.  If the tax bill for the real estate tax year in which the Closing occurs has not been issued on or before the date of the Closing, the apportionment of taxes shall be computed based upon the most recent tax bill available.  If, on the date of Closing, bills for the real estate taxes imposed upon the Premises for the real estate tax year in which Closing occurs have been issued but shall not have been paid, such taxes shall be paid at the time of Closing.  Seller expressly reserves the right to, but does not have an obligation to, commence and conduct, at its sole cost and expense, any tax certiorari or reduction proceedings relating to the Premises in respect of the real estate tax year in which the Closing occurs and all prior real estate tax years.  Seller agrees to consult with Buyer and Buyer agrees to reasonably cooperate with Seller in all such proceedings.

(vii)                           Contract Arrearages.  Any portion of any payments received by Buyer after the date of Closing under any of the Existing Agreements that relates to periods prior to Closing shall be promptly paid by Buyer to Seller.

(viii)                        Intentionally Omitted.

(ix)                                Preliminary Closing Adjustment.  With the assistance of Escrowee, Seller and Buyer shall jointly prepare a preliminary Closing Statement on the basis of the Existing Agreements, real estate taxes and other sources of income and expenses for the Property, and shall deliver such preliminary Closing Statement to each other and the Title Company on or prior to the Closing Date; provided, however, that Seller and Buyer shall work together in good faith to prepare a working draft of such preliminary Closing Statement for mutual review and discussion prior to the Closing Date.  All apportionments and prorations provided for in this Paragraph 6 to be made as of the Closing Date shall be made, on a per diem basis, as of midnight of the day immediately preceding the Closing Date.  The preliminary Closing Statement and the apportionments and/or prorations reflected therein shall be based upon actual figures to the extent available.  If any of the apportionments and/or prorations cannot be calculated accurately based on actual figures on the Closing Date, then (other than with respect to determination of real estate taxes that shall be computed as set forth in Clause (vi) above) they shall be calculated based on Seller’s and Buyer’s good faith estimates thereof and reflected on a Closing Statement to be executed by Buyer and Seller at Closing, subject to reconciliation as hereinafter provided.

(x)                                   Post-Closing Reconciliation.  If there is an error on the Closing Statement delivered at Closing or, if after the actual figures are available as to any items that were estimated on the Closing Statement delivered at Closing (including, without limitation, real estate taxes that were computed in accordance with Clause (vi) above), it is determined that any actual proration or apportionment varies from the amount thereof reflected on the Closing

Statement, the proration or apportionment shall be adjusted based on the actual figures as soon as feasible but not later than twelve (12) months after the Closing Date.  Either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party.  Seller and Buyer agree to cooperate in good faith to determine any amounts due to Seller or to Buyer under this Section 6(a) and to reconcile such amounts in accordance with this subparagraph (x) no later than twelve (12) months after the Closing Date.

(b)  Intentionally Omitted.

(c)  Utility Readings.  Seller shall use reasonable efforts to obtain readings of the water and electric meters on the Premises to a date no sooner than ten (10) days prior to the Closing Date.  At or prior to Closing, Seller shall pay all charges based upon such meter readings.  Closing shall be completed even if some or all such readings could not be obtained (it being agreed that upon the obtaining thereof after Closing, Seller shall promptly pay the charges incurred with respect to that portion of the billing cycle that falls prior to Closing as reasonably determined by Seller and Buyer based upon such post-Closing readings.

(d)  Survival.  The provisions of this Paragraph 6 shall survive Closing and delivery of the Deed for a period of twelve (12) months.

7.                                                               Closing Costs.

(a)  Buyer’s Costs.  Buyer shall pay (i) the costs of its counsel, architect, engineers and other professionals and consultants, (ii) any recording and filing fees, including without limitation, the filing fees relating to recording the Deed, (iii) all Title Company charges in excess of the Title Company’s premium for a standard coverage CLTA Owner’s Title Policy (and the cost of all endorsements to the Title Policy), and (iv) one-half (1/2) of any escrow fees and other charges charged by Escrowee.

(b)  Seller’s Costs.  Seller shall pay (i) the Title Company’s premium for a standard coverage CLTA Owner’s Title Policy; (ii) documentary transfer taxes or fees imposed or charged by the County of Santa Clara, California in connection with the transfer of the Property to Buyer, and (iii) one-half (1/2) of any escrow fees and other charges charged by Escrowee.

All other closing and escrow costs shall be apportioned between Buyer and Seller in accordance with customary escrow closing practice in Santa Clara County, California for substantially comparable transactions.

8.                                                               Municipal Improvements/Notices.

(a)  Assessments.  If and to the extent there exists any improvement assessment liens, Mello Roos bond payments or other similar assessments which encumber or affect the Premises, Buyer hereby expressly agrees and assumes the obligation to pay any and all future installments of such bonds or assessment liens affecting the Premises which accrue from and after the Closing (including any fines, interest or penalties that accrue or are imposed thereon in connection with the non-payment of any unpaid installments that become due on or after the Closing).  Seller shall have no obligation to pay the principal amount of any of such assessments or bonds.

(b)  Subdivision and Development Bonds. If and to the extent there exists in favor of governmental bodies or agencies or other third parties improvement bonds (“Bonds”) which insure the completion of off-site and on-site public improvements relating to the Premises, the payment of all labor and materials relating to such improvements or the performance of the parties constructing such improvements, Buyer shall, if permitted by such governmental body or agency or other third party, provide replacement bonds for the Bonds and Buyer shall, from and after the Closing, be obligated to perform as required by the Bonds and/or any replacement bonds and to perform any and all work required by the beneficiary(ies) thereunder, and shall indemnify and defend Seller for and against, and hold Seller harmless from, any claims which may be made by the beneficiary(ies) or the bonding company for recovery of the Bonds and/or any replacement bonds or the completion of such work.

(c)  Survival.  The provisions of this Paragraph 8 shall survive Closing and delivery of the Deed.

9.                                                               Seller’s Representations and Covenants.

(a)  Seller hereby represents to Buyer that:

(i)                                     Organization.  Seller is a limited liability company, duly organized and validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted.

(ii)                                  Authorization.  Seller has the requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and Seller has duly authorized the execution of this Agreement and will have, on or prior to the Closing Date, duly authorized the execution of the documents which are required to be delivered hereunder by Seller in connection with the Closing.  This Agreement and all documents executed by Seller which are to be delivered to Buyer at the Closing will, at the time of Closing, be legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

(iii)                               No Violation or Conflict.  The execution, delivery and performance of the Agreement will not violate any of Seller’s organizational or governing documents or any contract, agreement, commitment, order, judgment or decree to which Seller is a party or by which Buyer is bound.

(iv)                              Condemnation.  To Seller’s knowledge, there are, as of the date of this Agreement, no existing or pending condemnation proceedings or deeds in lieu of condemnation affecting the Premises, nor to Seller’s knowledge, has any such proceedings been threatened in writing with respect to the Premises, as of the date of this Agreement.  Seller shall promptly notify Buyer of any such proceedings of which Seller becomes aware.

(v)                                 Litigation.  There is, as of the date of this Agreement and as of the Closing Date, no pending litigation that have been served against Seller with respect to the Premises (nor to Seller’s knowledge, has such litigation been, as of the date of this Agreement, threatened in writing against Seller) that would, in each case, materially adversely affect Seller’s ability to perform its obligations under this Agreement.

(vi)                              Foreign Person.  Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

(vii)                           No Lease.  Seller has not entered into any lease for any portion of the Premises.

(viii)                        Bankruptcy.  Seller has not filed or, to Seller’s knowledge, been the subject of any filing of, a petition under the Federal Bankruptcy law or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors.

(ix)                                Other Competing Rights.  Except for this Agreement, Seller has not granted to any party any option, or any right of first refusal or first offer for the sale of the Property or any portion thereof to such party.

(x)                                   Knowledge.  Mr. David Andris is the person currently affiliated with the Seller that is likely to hold the most knowledge in respect of those representations of Seller hereunder that are qualified to Seller’s knowledge or by words of similar import.

(xi)                                Environmental Reports.  Seller has delivered to Buyer all environmental assessment reports in Seller’s possession which pertain to the Premises.

(b)  If Seller notifies Buyer after the date of this Agreement of any material and adverse modification or inaccuracy of any of Seller’s representations and warranties in Section 9, Buyer’s sole remedy shall be the right (to be exercised within ten (10) days of Buyer’s receipt of such notice) to terminate this Agreement and receive a refund of the Deposit; provided, however, that if Seller’s notification to Buyer was made between the expiration of the Inspection Period and the Closing Date, and if the modification or inaccuracy was the result of a willful act by Seller, then Buyer shall, in addition, be entitled to reimbursement for out-of-pocket due diligence costs and attorneys’ fees reasonably incurred by Buyer in connection with this Agreement, up to a maximum reimbursement of Thirty Five Thousand and 00/100 Dollars ($35,000.00).  If Buyer does not elect to terminate this Agreement within such ten (10) day period, Buyer shall be deemed to have waived any objection Buyer may have to such modification or inaccuracy and shall proceed to Closing.  Buyer shall be entitled to rely on Seller’s representations and warranties during the survival period set forth in Section 22(c); provided, however, that Buyer shall not be entitled to rely on any such representations and warranties to the extent Buyer’s investigation or inspections prior to Closing discloses inaccuracies in the same.  The provisions of this paragraph is not intended to, and shall not, adversely affect the provisions of Section 22(c)(ii) hereof.

(c)  All references in this Paragraph 9 or elsewhere in this Agreement and/or in any other document or instrument executed by Seller in connection with or pursuant to this Agreement, to “Seller’s knowledge” or “to the knowledge of Seller” and words of similar import shall refer solely to facts within the actual knowledge (without independent investigation or inquiry) of Mr. David Andris and shall not be construed to refer to the knowledge of any other employee, officer, director, shareholder or agent of Seller or of any other person or entity, and shall in no event be deemed to include imputed or constructive knowledge.  The reference herein to Mr. David Andris is used solely as a basis to define the scope and limit of Seller’s knowledge hereunder, is not intended nor shall it be construed to cause such person to have any duty to investigate or inquire, and shall not cause such person to incur any liability for anything in connection with the Property, this Agreement, or the transactions contemplated hereunder, including, without limitation, for any breach of Seller’s representations or warranties set forth above.

(d)  Notwithstanding anything in this Agreement that may be construed to the contrary, all representations and warranties of Seller set forth in this Agreement shall be deemed automatically qualified and modified by any facts disclosed in any of the documents, reports, information or materials that are delivered by Seller or its agents to Buyer on or before the date that is ten (10) days after the Effective Date, or that are otherwise known to Buyer or discovered by Buyer prior to the expiration of the Inspection Period.  The representations made by Seller in this Agreement, as so qualified and modified, shall be deemed re-made by Seller as of the Closing Date.  Without limiting the first sentence of this paragraph, Buyer shall be deemed to have knowledge of a fact or circumstance if the underlying information or facts relating to applicable representations and warranties were disclosed in any of the Existing Agreements, Title Report, Title Documents, Survey, this Agreement or in any other document delivered or otherwise made available to Buyer by Seller.

(e)  Subject to the other terms of this paragraph, Seller hereby consents to any reasonable efforts by Buyer prior to the Closing Date to obtain the permits required by the City of Santa Clara in respect of improvements that Buyer intends to construct after the Closing (collectively, the “Permits”).  In no event, however, shall Buyer begin the construction or installation of any improvements on the Property prior to the Closing.  At no cost or liability to Seller, Seller shall, prior to Closing, reasonably cooperate and do all acts as may be reasonably required or requested by Buyer in connection with Buyer’s efforts to obtain the Permits, including, without limitation, (i) promptly executing all applications and other required documents, (ii) providing all information reasonably required by Buyer in connection with the Permits, and (iii) delivering necessary submittals to the City of Santa Clara.  Buyer shall keep Seller promptly and regularly informed of the status of Buyer’s efforts to obtain the Permits.  Notwithstanding the foregoing, in no event shall any submissions or information disclosed or submitted by Seller pursuant to the foregoing provisions of this paragraph enlarge Seller’s liability under this Agreement in any respect (including, without limitation, with respect to any representations or warranties of Seller that are expressly set forth in this Agreement), nor shall such submissions or information constitute additional representations or warranties of Seller to Buyer or otherwise, nor shall the issuance of such Permits constitute a condition to Closing hereunder.  Buyer agrees that it shall keep the Premises free from any liens arising in connection with the Permits and shall cause any such lien to be released of record by payment or posting of a proper bond within fifteen (15) days following the imposition thereof.  Seller agrees to assign all of Seller’s right, title and interest in and to the Permits, if any, to Buyer effective upon the Closing pursuant to the General Assignment and Assumption Agreement, in each case without recourse and without representation or warranty of any kind whatsoever.  As a covenant that shall survive the Closing or any termination of this Agreement, Buyer shall indemnify, defend and save Seller and, as the case may be, its partners, trustees, shareholders, directors, members, officers, employees, agents and other representatives harmless of and from any and all claims, liabilities, damages, liens, costs and expenses (including, without limitation, attorneys’ fees and costs) which Seller and/or any of its partners, trustees, shareholders, directors, members, officers, employees, agents and other representatives may incur, suffer or be subject by reason of or in any manner relating to Buyer’s efforts to obtain the Permits or to any efforts by Seller to cooperate in Buyer’s efforts to obtain the Permits.

10.                                                         Delivery of Premises Documents.

(a)  Deliveries.  Buyer acknowledges that, prior to the date hereof, Seller has, to the extent in Seller’s possession, furnished or made available to Buyer the items listed on Exhibit ”G” hereto.

(b)  NO WARRANTY.  NOTWITHSTANDING THE PRIOR PROVISIONS OF THIS PARAGRAPH 10 TO THE CONTRARY, BUYER ACKNOWLEDGES AND UNDERSTANDS THAT SOME OF THE MATERIALS DELIVERED BY SELLER (OR HAVE BEEN MADE AVAILABLE FOR BUYER’S INSPECTION) HAVE BEEN PREPARED BY PARTIES OTHER THAN SELLER OR SELLER’S CURRENT PROPERTY MANAGER.  IN ANY EVENT, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE COMPLETENESS, CONTENT OR ACCURACY OF ANY SUCH DELIVERED (OR MADE AVAILABLE) MATERIALS EXCEPT AS EXPRESSLY SET FORTH IN SECTION 9 HEREOF.

11.                                                         Buyer Representations.  Buyer hereby represents to Seller, as of the date hereof and as of the date of Closing, as follows:

(a)  Organization.  Buyer is a corporation, duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted.

(b)  Authorization.  Buyer has the requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby and Buyer has duly authorized the execution of this Agreement and obtained all necessary consents (whether from a governmental authority or other third party) in order to execute and deliver this Agreement and to perform hereunder and otherwise consummate the transactions contemplated hereby.

(c)  No Violation or Conflict.  The execution, delivery and performance of the Agreement will not violate any of Buyer’s organizational or governing documents or any contract, agreement, commitment, order, judgment or decree to which Buyer is a party or by which Buyer is bound.

(d)  ERISA.  Buyer is not acquiring the Premises or the Personal Property with the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”).

(e)  Litigation.  There is, as of the date of this Agreement and as of the Closing Date, no pending litigation that have been served against Buyer, nor to Buyer’s knowledge, has such litigation been, as of the date of this Agreement, threatened in writing against Buyer, that would, in each case, materially adversely affect Buyer’s ability to perform its obligations under this Agreement.

(f)  Bankruptcy.  Buyer has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, suffered the appointment of a receiver to take possession of all or substantially all of its assets, suffered the attachment or other judicial seizure of all or substantially all of its assets, or admitted in writing its inability to pay its debts as they come due.

12.                                                         Conditions Precedent to Closing.  (a)  Buyer shall not be obligated to close under this Agreement unless each of the following conditions have been waived by Buyer or are satisfied by the Closing Date:

(i)                                     Title Policy.  As of the Closing Date, the Title Company is prepared to issue, upon payment of the title premium therefor, a CLTA standard coverage Owner’s Policy of Title Insurance with a liability limit in the amount of the Purchase Price and which insures that Buyer, as of the Closing, holds fee title to the Property subject only to Permitted Encumbrances (the “Title Policy”);

(ii)                                  Representations.  The representations and warranties made by Seller in this Agreement are true and correct in all material respects as of the Closing Date; and

(iii)                               No Default.  Seller shall have performed all of the material obligations to be performed by Seller under this Agreement at or prior to Closing Date.

(b)                                 Seller shall not be obligated to close under this Agreement unless each of the following conditions have been waived by Seller or have been satisfied by the Closing Date:

(i)                                     Accuracy of Representations.  The representations and warranties made by Buyer in this Agreement are true and correct in all material respects as of the Closing Date; and

(ii)                                  No Default.  Buyer shall have performed all of the material obligations to be performed by Buyer under this Agreement at or prior to the Closing Date, including without limitation timely delivery of each portion of the Deposit and timely delivery of the balance of the Purchase Price to Escrowee.

13.                                                         Deliveries at Closing.  (a)  Seller’s Deliveries.  On the Closing Date, Seller shall deliver to the Escrowee the following:

(i)                                     Deed.  A grant deed with respect to the Real Property, in substantially the form attached hereto as Exhibit ”J” (the “Deed”).

(ii)                                  Bill of Sale.  A bill of sale with respect to the Personal Property, if any, in substantially the form attached hereto as Exhibit ”K” (the “Bill of Sale”).

(iii)                               General Assignment and Assumption Agreement.  A general assignment and assumption agreement with respect to the Existing Agreements in substantially the form of Exhibit ”F” hereto (the “General Assignment and Assumption Agreement”).

(iv)                              Authority Documents.  If required by the Title Company, evidence of required limited liability company authority and an incumbency certificate to evidence the capacity of the signatory for Seller.

(v)                                 FIRPTA Certification and Title Affidavit.  An affidavit in the form attached hereto as Exhibit ”L” with respect to compliance with the Foreign Investment in Real Property Tax Act (Internal Revenue Code Sec. 1445, as amended, and the regulations issued thereunder).

(vi)                              Intentionally Omitted.

(vii)                           Keys.  All keys of Seller for the Property.

(viii)                        Books and Records.  Copies (to the extent in Seller’s possession or control or the possession or control of Seller’s property manager) of all books and records reasonably required for the orderly transition of operation of the Premises.

(ix)                                Original Documents.  To the extent in Seller’s possession or control or in the possession or control of Seller’s property manager) the originals or, if unavailable, copies of the Existing Agreements and (to the extent in Seller’s possession or the possession of Seller’s property manager) copies of as-built plans and specifications for the improvements at the Premises, permits, licenses and other agreements and approvals relating to the maintenance and operation of the Property.

(x)                                   Closing Statement.  A preliminary Closing Statement, mutually acceptable to Buyer and Seller, prepared in accordance with the terms of this Agreement.

(xi)                                Owner’s Affidavit.  If requested by the Title Company, an Owner’s Affidavit in customary form reasonably acceptable to the Seller.

Location at the Premises on the date of Closing of any of the materials referred to in clauses (vii), (viii), and (ix) of this subparagraph (a) shall be deemed delivery to Buyer.

(b)                                 Buyer’s Deliveries.  On the Closing Date, Buyer will deliver to Seller or, at Seller’s direction, to the Title Company, the following:

(i)                                     General Assignment and Assumption Agreement.  A signed counterpart of the General Assignment and Assumption Agreement.

(ii)                                  Bill of Sale.  A signed counterpart of the Bill of Sale.

(iii)                               Authority Documents.  An authorizing resolution and an incumbency certificate, and such other documents as may be reasonably necessary to evidence the authority and capacity of Buyer and the authority of the signatory for Buyer.

(iv)                              Closing Statement.  A preliminary Closing Statement, mutually acceptable to Buyer and Seller, prepared in accordance with this Agreement.

(v)                                 Other Documents.  Any other documents (a) which Buyer is obligated to deliver to Seller pursuant to this Agreement, (b) that may be requested by the Title Company in order to issue the Title Policy and/or (c) that are necessary in order to effectuate the transfer of the Premises as contemplated by this Agreement (x) in accordance with the terms of this Agreement or (y) pursuant to any applicable law, rule or regulation.

14.                                                         Default.

(a)                                  BUYER DEFAULT.                                         IF BUYER BREACHES OR FAILS TO PERFORM ITS OBLIGATION TO PURCHASE THE PROPERTY UNDER THIS

AGREEMENT AFTER THE EXPIRATION OF THE INSPECTION PERIOD AND THIS AGREEMENT IS TERMINATED (OR THE CLOSING FAILS TO OCCUR) AS A RESULT OF SUCH FAILURE (AND NOT AS A RESULT OF SELLER’S BREACH), THEN THE DEPOSIT SHALL BE IMMEDIATELY DELIVERED BY ESCROWEE TO SELLER AS LIQUIDATED DAMAGES AND NOT AS A PENALTY.  THE RETENTION OF THE DEPOSIT SHALL BE SELLER’S SOLE REMEDY IN THE EVENT OF BUYER’S DEFAULT AT OR PRIOR TO THE CLOSING DATE, AND SELLER IN SUCH EVENT HEREBY WAIVES ANY RIGHT TO RECOVER THE BALANCE OF THE PURCHASE PRICE.  SELLER AND BUYER AGREE THAT THE ACTUAL DAMAGES TO SELLER IN THE EVENT OF SUCH BREACH ARE IMPRACTICAL TO ASCERTAIN AS OF THE DATE OF THIS AGREEMENT AND THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE THEREOF.  UPON PAYMENT OF THE DEPOSIT TO SELLER AS LIQUIDATED DAMAGES, THIS AGREEMENT SHALL (EXCEPT AS HEREIN OTHERWISE EXPRESSLY PROVIDED) BE AND BECOME NULL AND VOID.  NOTHING CONTAINED IN THIS PARAGRAPH 14(a) SHALL BE DEEMED TO LIMIT SELLER’S RIGHTS AGAINST BUYER BY REASON OF THE INDEMNITY OBLIGATIONS OF BUYER TO SELLER SET FORTH IN THIS AGREEMENT (ALL OF WHICH SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT), NOR LIMIT SELLER’S RECOVERY AGAINST BUYER FOR ATTORNEYS’ FEES AND COSTS INCURRED BY SELLER IN CONNECTION WITH SELLER’S EXERCISE OF ITS RIGHTS UNDER THIS AGREEMENT.  THE PAYMENT OF THE DEPOSIT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.  SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389.

SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

/s/	TG	/s/ CH
	BUYER	SELLER

(b)                                 Seller Default.  The term “Permitted Event” shall mean the occurrence of all of the following on the Closing Date:  (1) Buyer shall be ready, willing and able to complete Closing in accordance with this Agreement, and (2) Seller, notwithstanding the foregoing, shall have refused to complete Closing in accordance with this Agreement and such refusal constituted a default on the part of Seller under this Agreement.  Except upon the occurrence of a Permitted Event, Buyer agrees that it shall not (and hereby waives any right to) commence or maintain any action against Seller for specific performance under this Agreement or for a declaratory judgment as to Buyer’s rights under this Agreement.  Buyer further waives any right to file or assert any lis pendens against any portion of the Premises except in connection with an action for specific performance commenced and maintained by Buyer in accordance with this paragraph.  If the only reason the sale of the Premises is not consummated is because of the occurrence of the Permitted Event, then as its sole and exclusive remedy, Buyer may either (i) terminate this Agreement in its entirety by delivery of notice of termination to Seller, whereupon the Deposit shall be immediately returned to Buyer (in which case Buyer shall also be entitled to reimbursement for out-of-pocket due diligence costs and attorneys’ fees reasonably incurred by Buyer in connection with this Agreement, up to a maximum reimbursement of Thirty Five Thousand and 00/100 Dollars ($35,000.00)), or (ii) continue this Agreement pending Buyer’s action for specific performance hereunder provided appropriate proceedings are commenced by Buyer no later than thirty (30) days after the Closing Date originally scheduled hereunder and prosecuted with diligence and continuity.  Notwithstanding the foregoing or anything set forth herein to the contrary, (x) the non-satisfaction of the closing condition set forth in Sections 12(a)(i) shall not be deemed to be a default by Seller hereunder except to the extent caused by Seller’s failure to perform its obligation to cure Mandatory Cure Liens or any consensual mortgage or deed of trust which have been executed by Seller, and (y) in the event of a failure of any such closing conditions, Buyer’s sole and exclusive remedy shall be to terminate this Agreement in its entirety by delivery of notice of termination to Seller, whereupon the Deposit shall be immediately returned to Buyer.

15.                                                         Notices; Computation of Periods.  (a)  Notices.  All notices given by either party to the other shall be in writing and shall be sent either (i) by United States Postal Service registered or certified mail, postage prepaid, return receipt requested, or (ii) by prepaid nationally recognized overnight courier service for next business day delivery, addressed to the other party at the following addresses listed below or (iii) via telecopier or facsimile transmission to the facsimile numbers listed below; provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in the manner specified in subparagraph (ii) above.  Addresses and facsimile numbers of the parties are as follows:

As to Buyer:

Catalyst Semiconductor, Inc.

1250 Borregas Avenue

Sunnyvale, California 94089

Telecopy:  (408) 542-1410

Attention:  Mr. Tom Gay

With copies at the same time to:

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, California 94304-1050

Telecopy:  (650) 493-6811

Attention:  Marc Gottschalk, Esq.

As to Seller:

2975 Stender Associates LLC

825 Third Avenue, 36th Floor

New York, New York 10022

Telecopy:  (212) 224-5699

Attention:       Mr. Christopher Hughes
Mr. Scott Schonfeld

With copies at the same time to:

The Praedium Group, LLC

825 Third Avenue, 36th Floor

New York, New York 10022

Telecopy:  (212) 224-5699

Attention:  Laura A. Schaffer, Esq.

And to:

South Bay Development

1690 Dell Avenue

Campbell, California 95008

Attention:  Mr. David Andris

Fax:  (408) 379-3229

And to:

Manatt, Phelps & Phillips, LLP

11355 West Olympic Boulevard

Los Angeles, California 90064

Telecopy:  (310) 914-5758

Attention:  Valentin G. Aguilar II, Esq.

As to Title Company or Escrowee:

First American Title Company

1737 North First Street

San Jose, California  95112-4505

Attention:  Ms. Liz Zankich

Fax No.:  (408) 579-8319

or to such other address as the respective parties may hereafter designate by notice in writing in the manner specified above.  Any notice may be given on behalf of any party by its counsel.  Notices given in the manner aforesaid shall be deemed sufficiently served or given for all purposes under this Agreement upon actual receipt (including receipt of a facsimile copy, but only if an original of such facsimile is properly sent by overnight courier as provided above) or refusal by the addressee.

(b)  Computation of Periods.  If the final day of any period of time in any provision of this Agreement falls upon a Saturday, Sunday or a holiday observed by federally insured banks in the State of New York and/or the State in which the Premises is located or by the United States Postal Service (any of the foregoing, a “Holiday”), then, the time of such period shall be extended to the next day which is not a Saturday, Sunday or Holiday.  Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period is so computed is to be included, unless such last day is a Saturday, Sunday or Holiday in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or Holiday.  As used in this Agreement, the phrase “business day” means any day that is not a Saturday, Sunday or Holiday.

16.                                                         Fire or Other Casualty.

(a)  Casualty Insurance.  Seller agrees to maintain in effect until the Closing Date the fire and other casualty insurance policies now in effect on the Premises (or substitute policies in equal or greater amounts).

(b)  Casualty Damage.  If any portion of the Premises shall be damaged or destroyed by fire or other casualty between the date of this Agreement and the Closing Date, Seller shall give written notice thereof to Buyer.  Subject to the provisions of subparagraph (c) below, the obligation of Buyer to complete Closing under this Agreement shall in no way be voided or impaired by reason thereof, and Buyer shall be required to accept the Premises and the Personal Property in their then damaged condition without abatement of the Purchase Price or any claim against Seller.  In such case, the proceeds of all fire and extended coverage insurance policies attributable to such damage or destruction at the Premises or the Personal Property received by Seller prior to the Closing Date (and not used by Seller for the protection or repairs to the Premises and the Personal Property) shall be disbursed by Seller to Buyer at Closing; and all unpaid claims under such insurance policies attributable to such damage or destruction at the Premises and Personal Property shall be assigned by Seller to Buyer on the date of Closing.  In any event, if such proceeds relate to a fire or casualty that occurs between the expiration of the Inspection Period and the Closing Date (and provided that Buyer is not in default hereunder and this Agreement has not yet been terminated), then Seller shall not use such proceeds without the prior consent of Buyer (which consent shall not be unreasonably withheld or delayed).  There shall be no reduction in the Purchase Price by reason of any such unpaid claim except that at the Closing, Buyer shall receive a credit equal to any deductibles under such insurance policies to the extent such deductibles have not yet been paid or otherwise incurred by Seller.

(c)                                  Right of Termination.  Notwithstanding any of the preceding provisions of this Paragraph 16, if “substantial damage” (as defined below) shall occur to the buildings on the Premises by fire or other casualty prior to the Closing Date, Buyer shall have the right to terminate this Agreement by written notice to the Seller.  If Buyer desires to terminate this Agreement pursuant to this subparagraph (c), Buyer must give a written notice of termination to Seller within fifteen (15) business days after Seller’s notice to Buyer of the occurrence of the casualty.  Upon such termination of this Agreement, the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder (except the indemnity obligations of Buyer to Seller set forth in this Agreement which shall survive the termination of this Agreement and except for any default by Buyer which may have occurred prior thereto).  The term “substantial damage” shall mean such damage that would cost, in the judgment of an independent third-party real estate professional retained by Seller, at least Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00) to repair.  If Buyer does not timely give notice of a termination, Buyer’s obligations hereunder shall remain in effect notwithstanding such casualty and Buyer shall remain obligated to consummate the purchase in accordance with the terms of this Agreement, including, without limitation, subparagraph (b) above.

17.                                                         Condemnation.

(a)                                  Immaterial Taking.  If any part of the Premises shall be taken by exercise of the power of eminent domain after the date of this Agreement that does not materially interfere with the use of the Premises for the purposes for which it is currently used, this Agreement shall continue in full force and effect and there shall be no abatement of the Purchase Price.  Seller shall be relieved, however, of its duty to convey title to the portion of the parcel so taken, but Seller shall, on the Closing Date, assign to Buyer all rights and claims to any awards arising therefrom as well as any money theretofore received by Seller on account thereof, net of any expenses actually incurred by Seller, including attorney’s fees of collecting the same.  Seller shall promptly furnish Buyer with a copy of the declaration of taking property after Seller’s receipt thereof.

(b)                                 Material Taking.  If any taking of a portion of the Premises materially interferes with the use of the Premises for the purposes for which it is currently used or materially reduce the square footage of the Premises (including the parking areas), Buyer may terminate this Agreement, by written notice to Seller within fifteen (15) business days of Seller’s notice to Buyer of such a taking.  Upon the giving of such termination notice, the Deposit shall be returned to Buyer and this Agreement shall become null and void, except for the indemnity obligations of Buyer to Seller set forth in this Agreement which will survive termination of this Agreement.  If Buyer does not timely give notice of termination, Buyer’s obligations hereunder shall remain in effect notwithstanding such condemnation and Buyer shall remain obligated to consummate the purchase in accordance with the terms of this Agreement.

18.                                                         Assignability.

(a)  Assignments Prohibited.   Buyer may not assign or suffer an assignment of this Agreement and/or its rights under this Agreement, without the prior written consent of Seller, which consent Seller may deny in its sole and absolute discretion.  Any such assignment made without such prior written consent shall be deemed voidable and breach of this Agreement entitling Seller to terminate this Agreement.  Notwithstanding the foregoing, Buyer shall have the right, upon reasonable advance notice to Seller, to assign this Agreement or its rights hereunder to any entity that controls, is controlled by or is under common control, directly or indirectly with Buyer or Buyer’s manager, in each case without the Seller’s consent; provided, however, that no assignment by Buyer shall be effective, however, unless and until Buyer shall have furnished to Seller both a fully executed copy of the assignment and assumption agreement, in form reasonably satisfactory to Seller, by the assignee to assume, perform and be responsible, jointly and severally with the Buyer named herein, for the performance of all of the obligations of Buyer under this Agreement and to pay all additional transfer or documentary taxes imposed as a result of such assignment, and which contains a representation by the assignee that all of the representations and warranties made by Buyer in this Agreement are true and correct with respect to the assignee as of the date of the assumption agreement, together with additional authority, due formation, due execution and delivery representations as reasonably determined by Seller.  In no event shall Buyer be relieved of any liability hereunder by reason of an assignment of its rights hereunder and the express terms of any assignment by Buyer shall reaffirm Buyer’s obligations hereunder; provided, however, that if the Closing occurs in accordance with the provisions of this Agreement, then so long as Buyer’s assignee has fully assumed all past, present and future obligations of Buyer hereunder, Buyer shall be released from further liability hereunder effective upon the Closing.

(b)  Prohibited Assignments.  Notwithstanding the foregoing provisions of subparagraph (a), Buyer shall have no right, under any circumstances, to assign this Agreement (i) to any entity owned or controlled by an employee benefit plan if Seller’s sale of the Premises to such entity would, in the reasonable judgment of Seller or Seller’s counsel, either create, otherwise cause, or raise a material question as to whether it would create or otherwise cause, a “prohibited transaction” under ERISA or (ii) to any person, or to any entity which has as a direct or indirect owner or partial owner a person with a criminal record, or currently under a criminal indictment.

(c)  Successors and Assigns.  Subject to the foregoing limitations, this Agreement shall extend to, and shall bind, the respective heirs, executors, personal representatives, successors and assigns of Seller and Buyer.

19.                                                         Inspections/Inspection Period.

(a)  Right to Inspect.  Buyer, and Buyer’s agents and representatives, shall have the right, from time to time, prior to the expiration of the Inspection Period or earlier termination of this Agreement, during normal business hours, to enter upon the Premises for the purpose of conducting visual inspections of the Premises, examining the structure of the Building, testing of machinery and equipment, taking of measurements, making of surveys and generally for the reasonable ascertainment of matters relating to the Premises.  In connection with Buyer’s inspection, Buyer shall (i) give Seller prior written notice of the time and place of such entry not less than 48 hours prior to the proposed date and time of entry; (ii) use reasonably diligent efforts not to interfere with the operations of the Premises or any tenant thereof; (iii) restore any damage to the Premises or any adjacent property caused by such actions (provided that Buyer shall not be responsible for any damage directly arising from the mere discovery of a pre-existing condition); (iv) indemnify, defend and save Seller and, as the case may be, its partners, trustees, shareholders, directors, members, officers, employees, agents and other representatives harmless of and from any and all claims and/or liabilities which Seller and its partners, trustees, shareholders, directors, members, officers, employees, agents and other representatives may suffer or be subject by reason of or in any manner relating to such entry and such activities, including, without limitation, any claims by tenants and/or invitees of the Premises; (v) Seller and Seller’s representatives shall have the right to accompany Buyer or Buyer’s agent in the event Buyer enters into any portion of the Premises (including any tenant’s premises) or communicates with or interviews any tenant; (vi) prior to entry onto the Premises, furnish Seller with a certificate of general liability and property damage insurance maintained by Buyer with single occurrence coverage of at least $1,000,000 and naming Seller and its property manager as additional insureds; and (vi) not conduct any “Phase II” environmental site assessments or invasive, destructive, drilling or coring procedures or tests without the prior consent of Seller (which consent Seller may withhold in its sole and absolute discretion), and not conduct any other environmental investigations or testing without the prior consent of Seller (which consent shall not be unreasonably withheld).  Seller shall give Buyer, and its counsel, accountants, and representatives reasonable access to the books, records, survey plans, documents and information (other than internal memoranda, appraisals, and documents and/or information covered by the attorney-client privilege or work-product privilege, or other documents deemed in good faith by Seller to be confidential) for review and copying in the possession of Seller or Seller’s property manager with respect to ownership, construction and operation of the Premises.

(b)  No Liens Permitted.  Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Seller, express or implied by inference or otherwise, to any party for the performance of any labor or the furnishing of any materials to the Premises or any part thereof, nor as giving Buyer any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any liens against the Premises or any part thereof.  Buyer agrees to promptly cause the removal of, and indemnify, defend and hold Seller harmless with respect to, any mechanic’s or similar lien filed against the Premises or any part thereof by any party performing any labor or services at the Premises or supplying any materials to the Premises at Buyer’s request.

(c)  Buyer’s Right of Termination. If Buyer determines, in its sole and absolute discretion, that it is not satisfied with the Premises and all or any matters relating thereto as a result of Buyer’s inspection (including, without limitation, any title matters), Buyer shall have the right to terminate this Agreement, for any or no reason whatsoever, by giving Seller written notice (“Termination Notice”) at any time prior to the expiration of the Inspection Period.  Upon giving the Termination Notice, this Agreement shall immediately terminate (except for the indemnity and other obligations of Buyer to Seller under this Agreement which are provided hereunder to survive the termination of this Agreement) and without further notice or instruction, the Deposit shall be returned by Escrowee to Buyer, as Buyer’s sole and exclusive remedy under this Agreement, at law or in equity.  In any event and notwithstanding anything in this Agreement that may be construed to the contrary, Buyer’s failure to deliver the Termination Notice prior to the expiration of the Inspection Period shall be deemed Buyer’s waiver of its termination right under this Paragraph 19 (in which event, Buyer shall be deemed to have consented to and approved of every fact, item and condition relating to the Property including, without limitation, all encumbrances and other title exceptions contained in the Title Report and all matters set forth in or illustrated by the Survey Plan).

(d)  Survival.  The provisions of this Paragraph 19 shall survive termination of this Agreement and/or the Closing and delivery of the Deed.

20.                                                         Brokers.  Seller and Buyer each represents and warrants to the other that it has dealt with no broker or other intermediary in connection with this transaction other than Wayne Mascia Associates, who represents the Buyer (the “Buyer’s Broker”).  Contingent upon the occurrence of the Closing, Seller agrees to pay a commission to Buyer’s Broker in an amount not to exceed the lesser of (i) three percent (3%) of the Purchase Price payable hereunder at Closing, or (ii) One Hundred Eleven Thousand and 00/100 Dollars ($111,000.00) if, as and when the Closing occurs only.  Notwithstanding the foregoing, if any broker or other intermediary other than the Buyer’s Broker claims to be entitled to a fee or commission by reason of having dealt with Seller or Buyer in connection with this transaction, or having introduced the Premises to Buyer for sale, or having been the inducing cause to the sale, the party with whom such broker claims to have dealt shall indemnify, defend and save harmless the other party of and from any claim for commission or compensation by such broker or other intermediary.  This Paragraph 20 shall survive the termination of this Agreement and/or the Closing and delivery of the Deed.

21.                                                         CONDITION OF PREMISES.  (a)  NO WARRANTIES.  THE ENTIRE AGREEMENT BETWEEN THE SELLER AND BUYER WITH RESPECT TO THE PROPERTY AND THE SALE THEREOF IS EXPRESSLY SET FORTH IN THIS AGREEMENT.  THE PARTIES ARE NOT BOUND BY ANY AGREEMENTS, UNDERSTANDINGS, PROVISIONS,

CONDITIONS, REPRESENTATIONS OR WARRANTIES (WHETHER WRITTEN OR ORAL AND WHETHER MADE BY SELLER OR ANY AGENT, EMPLOYEE, ATTORNEY, MEMBER, OFFICER OR PRINCIPAL OF SELLER OR ANY OTHER PARTY) OTHER THAN AS ARE EXPRESSLY SET FORTH AND STIPULATED IN THIS AGREEMENT.  WITHOUT IN ANY MANNER LIMITING THE GENERALITY OF THE FOREGOING (BUT SUBJECT TO ANY REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT), BUYER ACKNOWLEDGES THAT IT AND ITS REPRESENTATIVES WILL, BY THE CLOSING, HAVE FULLY INSPECTED THE PROPERTY AND EXISTING AGREEMENTS, OR WILL BE PROVIDED WITH AN ADEQUATE OPPORTUNITY TO DO SO, ARE OR WILL BE FULLY FAMILIAR WITH THE FINANCIAL AND PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION THEREOF, AND THAT THE PROPERTY AND EXISTING AGREEMENTS HAVE BEEN PURCHASED BY BUYER IN AN “AS IS” AND “WHERE IS” CONDITION AND WITH ALL EXISTING DEFECTS (PATENT AND LATENT) AS A RESULT OF SUCH INSPECTIONS AND INVESTIGATIONS AND NOT IN RELIANCE ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY SELLER OR ANY AGENT, EMPLOYEE, MEMBER, OFFICER OR PRINCIPAL OF SELLER OR ANY OTHER PARTY (EXCEPT AS OTHERWISE EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT) AS TO THE FINANCIAL OR PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PROPERTY OR THE AREAS SURROUNDING THE PREMISES, OR AS TO ANY OTHER MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, AS TO ANY PERMITTED USE THEREOF, THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, AS TO THE INCOME OR EXPENSE IN CONNECTION THEREWITH, OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH.  BUYER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT, NEITHER SELLER, NOR ANY AGENT, MEMBER, OFFICER, EMPLOYEE OR PRINCIPAL OF SELLER NOR ANY OTHER PARTY ACTING ON BEHALF OF SELLER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY SUCH AGREEMENT, CONDITION, REPRESENTATION OR WARRANTY EITHER EXPRESSED OR IMPLIED.  THIS PARAGRAPH SHALL SURVIVE CLOSING AND DELIVERY OF THE DEED, AND SHALL BE DEEMED INCORPORATED BY REFERENCE AND MADE A PART OF ALL DOCUMENTS DELIVERED BY SELLER TO BUYER IN CONNECTION WITH THE SALE OF THE PROPERTY.

(b)  CHANGE OF CONDITIONS.  SUBJECT TO SELLER’S OBLIGATIONS UNDER SUBPARAGRAPH (d) BELOW, BUYER SHALL ACCEPT THE PREMISES AND THE PERSONAL PROPERTY AT THE TIME OF CLOSING IN THE SAME CONDITION AS THE SAME ARE AS OF THE DATE OF THIS AGREEMENT, AS SUCH CONDITION SHALL HAVE CHANGED BY REASON OF NORMAL WEAR AND TEAR AND NATURAL DETERIORATION AND, SUBJECT TO PARAGRAPHS 16 AND 17 HEREOF, CONDEMNATION OR DAMAGE BY FIRE OR OTHER CASUALTY.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER SPECIFICALLY ACKNOWLEDGES THAT THE FACT THAT ANY PORTION OF THE PREMISES OR THE PERSONAL PROPERTY OR ANY EQUIPMENT OR MACHINERY THEREIN OR ANY PART THEREOF MAY NOT BE IN WORKING ORDER OR CONDITION AT THE

CLOSING DATE BY REASON OF NORMAL WEAR AND TEAR AND NATURAL DETERIORATION OR DAMAGE BY FIRE OR OTHER CASUALTY, OR BY REASON OF ITS PRESENT CONDITION, SHALL NOT RELIEVE BUYER OF ITS OBLIGATION TO COMPLETE CLOSING UNDER THIS AGREEMENT AND PAY THE FULL PURCHASE PRICE.  EXCEPT AS PROVIDED IN SUBPARAGRAPH (d) BELOW, SELLER HAS NO OBLIGATION TO MAKE ANY REPAIRS OR REPLACEMENTS REQUIRED BY REASON OF WEAR AND TEAR AND NATURAL DETERIORATION OR CONDEMNATION OR FIRE OR OTHER CASUALTY, BUT MAY, AT ITS OPTION AND ITS COST (INCLUDING THE USE OF INSURANCE PROCEEDS AS HEREIN PROVIDED), MAKE ANY SUCH REPAIRS AND REPLACEMENTS PRIOR TO THE CLOSING DATE.

(c)  Condition of Delivery.  Seller has no obligation to deliver the Premises in a “broom clean” condition, and at Closing Seller may leave in the Premises all items of personal property and equipment, partitions and debris as are now presently therein and as would accumulate in the normal course of operating and maintaining the Premises and the Personal Property.

(d)  Seller Repairs.  Between the Opening of Escrow and the Closing Date, Seller shall perform all customary ordinary repairs to the Premises and the Personal Property as Seller has customarily previously performed to maintain them in substantially the same condition as they are as of the Opening of Escrow, as said condition shall be changed by wear and tear, damage by fire or other casualty.  Notwithstanding the foregoing, Seller shall have no obligation to make any structural or extraordinary repairs or capital improvements to the Premises or the Personal Property between the Effective Date and Closing.

(e)  RELEASE.  BUYER, FOR ITSELF AND ITS AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS, HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES SELLER AND (AS THE CASE MAY BE) SELLER’S OFFICERS, DIRECTORS, MEMBERS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS, AGENTS AND AFFILIATES (COLLECTIVELY REFERRED TO HEREIN AS “SELLER’S PARTIES”) FROM ANY AND ALL RIGHTS, CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND DISBURSEMENTS WHETHER THE SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE “CLAIMS”), WHICH BUYER HAS OR MAY HAVE IN THE FUTURE, ARISING FROM OR RELATING TO (i) ANY DEFECTS (PATENT OR LATENT), ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PREMISES WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE, OR (ii) ANY OTHER CONDITIONS, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PREMISES WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE, INCLUDING SPECIFICALLY, BUT WITHOUT LIMITATION, ANY CLAIM FOR INDEMNIFICATION OR CONTRIBUTION ARISING UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT (42 U.S.C. SECTION 9601, ET SEQ.) OR ANY OTHER FEDERAL, STATE OR LOCAL STATUTE, RULE OR ORDINANCE RELATING TO LIABILITY OF PROPERTY OWNERS FOR ENVIRONMENTAL

MATTERS, WHETHER ARISING BASED ON EVENTS THAT OCCURRED BEFORE, DURING, OR AFTER SELLER’S PERIOD OF OWNERSHIP OF THE PROPERTY AND WHETHER BASED ON THEORIES OF INDEMNIFICATION, CONTRIBUTION OR OTHERWISE.  THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS UNDER ANY ENVIRONMENTAL LAWS OF THE UNITED STATES, THE STATE IN WHICH THE PREMISES IS LOCATED OR ANY POLITICAL SUBDIVISION THEREOF OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT.  AS PART OF THE PROVISIONS OF THIS SECTION 21(e), BUT NOT AS A LIMITATION THEREON, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND BUYER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES OR REGULATIONS, INCLUDING WITHOUT LIMITATION, SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

IN THIS CONNECTION AND TO THE EXTENT PERMITTED BY LAW, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT BUYER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT EACH OF SELLER’S PARTIES FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH MIGHT IN ANY WAY BE INCLUDED IN THE WAIVERS AND MATTERS RELEASED AS SET FORTH IN THIS SECTION 21(e).  THE FOREGOING RELEASE, HOWEVER, DOES NOT APPLY TO THE COVENANTS AND REPRESENTATIONS EXPRESSLY MADE BY SELLER IN THIS AGREEMENT TO THE EXTENT SUCH COVENANTS AND REPRESENTATIONS SURVIVE THE CLOSING.  BUYER ACKNOWLEDGES THAT BUYER HAS BEEN REPRESENTED

BY INDEPENDENT LEGAL COUNSEL OF BUYER’S SELECTION AND BUYER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH BUYER’S COUNSEL.  BUYER HEREBY SPECIFICALLY ACKNOWLEDGES THAT BUYER HAS CAREFULLY REVIEWED THIS SUBSECTION AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL PART OF THIS AGREEMENT.

/s/ Thomas E. Gay III
Buyer

(f)  Seller Reports.  Buyer acknowledges that, except to the extent expressly set forth in Paragraph 9 of this Agreement, Seller makes no warranties or representations regarding the adequacy, accuracy or completeness of Seller’s environmental and/or engineering reports or other materials relating to the Premises made available to Buyer (collectively, the “Reports”) or other documents relating to the Premises, and Buyer shall have no claim against Seller based upon the Reports or such other documents relating to the Premises.  Buyer further acknowledges that Buyer has had full opportunity to perform such physical inspections, environmental and engineering investigations and appraisals as Buyer deems appropriate prior to Closing, and Buyer obtained or shall obtain its own physical inspections, environmental and engineering reports and appraisals of the Premises.

(g)  Waiver of Natural Hazards Disclosure Requirement.  Buyer acknowledges that the Property may be located in a very high fire hazard severity zone, within the meaning of California Government Code Sections 51179 and 51183.5; a wildland area that may contain substantial forest fire risks, within the meaning of California Public Resources Code Section 4136; an earthquake fault zone, within the meaning of California Public Resources Code Section 2621.9; a special flood hazard area, within the meaning of California Government Code Section 8589.3; an area of potential flooding, within the meaning of California Government Code Section 8589.4; and/or a seismic hazard zone, within the meaning of California Public Resources Code Section 2694.  Buyer further acknowledges that: (i) it is a sophisticated and experienced purchaser of real property; (ii) Buyer and Seller are parties of equal bargaining strength; (iii) this Agreement is not a contract of adhesion but has been expressly negotiated between the parties; and (iv) this Agreement concerns a transaction that is private in nature.  In view of the foregoing, Buyer hereby knowingly, voluntarily, intentionally and irrevocably waives its right to disclosure of natural hazards found in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, and California Public Resources Code Sections 2621.9, 2694, and 4136, and any successor statutes or laws.

(h)  Effect of Disclaimers.  Buyer acknowledges and agrees that the Purchase Price has been negotiated to take into account that the Property is being sold subject to the provisions of this Paragraph 21 and that Seller would have charged a higher purchase price if the provisions in this Paragraph 21 were not agreed upon by Buyer.

(i)  Survival.  The provisions of this Paragraph 21 shall survive Closing and delivery of the Deed.

22.                                                         Survival of Provisions.

(a)  Acceptance by Buyer of the Deed at Closing shall constitute an acknowledgment by Buyer of full performance by Seller of all of Seller’s obligations under this Agreement, except for the obligations of Seller which are expressly provided in this Agreement to survive Closing.

(b)  Any of Buyer’s obligations under this Agreement that are expressly provided in this Agreement to survive Closing or that shall possibly imply performance or observance after the Closing Date shall survive Closing and delivery of the Deed, notwithstanding any presumption to the contrary.

(c)  (i)  Notwithstanding any provision to the contrary set forth in this Agreement, the representations of Seller expressly set forth in Paragraph 9 of this Agreement shall survive Closing under this Agreement for a period of five (5) months after the Closing (the “Survival Period”); provided, however, that such representations are, and are intended to be, given as of the date(s) set forth in Paragraph 9 hereof.

(ii)                                  If, on its own (and not as a result of any notice from Seller delivered pursuant to Section 9(b)), Buyer actually determines prior to the Closing Date that any of the representations of Seller in subparagraphs 9(a) were not true when given, Buyer’s sole right and remedy shall be to terminate this Agreement (and receive a refund of the Deposit) by giving to Seller written notice of such termination within ten (10) days after Buyer actually learns of the breach of such representation; provided, however, that if Buyer first acquired knowledge of such breach between the expiration of the Inspection Period and the Closing Date, and if the breach was the result of a willful act by Seller, then Buyer shall, in addition and contingent upon termination of the Agreement, be entitled to reimbursement for out-of-pocket due diligence costs and attorneys’ fees reasonably incurred by Buyer in connection with this Agreement, up to a maximum reimbursement of Thirty Five Thousand and 00/100 Dollars ($35,000.00).  If Buyer fails to give such written termination notice to Seller within such time period, Buyer shall be deemed to have waived any right or remedy (including, without limitation, any right under this Agreement to terminate this Agreement) by reason of such breach.

(iii)                               After the Closing, Seller shall have no liability to Buyer by reason of a breach or default of any of Seller’s representations, unless Buyer shall have given to Seller written notice (“Warranty Notice”) of such breach or default within the Survival Period, and shall have given to Seller an opportunity to cure any such breach or default within a reasonable period of time after Seller receives Buyer’s Warranty Notice.  No claim for any such breach of any representation or warranty of Seller shall be actionable or payable unless the valid claims for all such breaches collectively aggregate more than $35,000.00, in which event the full amount of such claims shall be actionable.  In no event, however, shall the aggregate liability of Seller to Buyer by reason of a breach or default hereunder exceed $250,000.00.  In any event, Seller’s liability shall be limited to actual damages and shall not include consequential damages.  Any litigation with respect to any representation must be commenced within the Survival Period, and if not commenced within such time period, Buyer shall be deemed to have waived its claims for such breach or default.  In any event, any proceeding or litigation based upon a claim of fraud, misrepresentation or similar theory shall be commenced by Buyer within the Survival Period and, if appropriate proceedings are not commenced within such time period, Buyer shall be deemed to have waived any such claim.

(d)  Survival.  The provisions of this Paragraph 22 shall survive Closing and delivery of the Deed.

23.                                                         Miscellaneous.

(a)  Captions or Headings; Interpretation.  The captions or headings of the Paragraphs and subparagraphs of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.  Wherever in this Agreement the singular number is used, the same shall include the plural and vice versa and the masculine gender shall include the feminine gender and vice versa as the context shall require.

(b)  Amendments and Waivers.  No change, alteration, amendment, modification or waiver of any of the terms or provisions of this Agreement shall be valid, unless the same shall be in writing and signed by Buyer and Seller.

(c)  Counterparts.  This Agreement may be executed by facsimile signature and in multiple counterparts each of which shall be deemed an original but together shall constitute one agreement.

(d)  Applicable Law.  This Agreement shall be governed and construed according to the laws of the State of California.

(e)  Right to Waive Conditions or Contingency.  Either party may waive any of the terms and conditions of this Agreement made for its benefit provided such waiver is in writing and signed by the party waiving such term or condition.

(f)  Partial Invalidity.  If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, at any time or to any extent, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, unless such invalidity or unenforceability materially frustrates the intent of the parties as set forth herein.  Each term, covenant, condition and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

(g)  Confidentiality.  Buyer agrees to treat all information received with respect to the Property, whether such information is obtained from Seller or from Buyer’s own due diligence investigations, in a confidential manner.  Buyer shall not disclose any such information to any third parties, other than such disclosure to Buyer’s counsel, prospective lenders, consultants, accountants and advisers as may be required in connection with the transactions contemplated hereby (such disclosure to be made expressly subject to this confidentiality requirement).  Seller and Buyer agree to keep this Agreement confidential and not make any public announcements or disclosures with respect to the subject matter of this Agreement prior to Closing without the written consent of the other party; provided, however, that the foregoing provisions of this paragraph shall not operate to limit the ability of Seller or Buyer, as the case may be, to comply with the provisions of applicable law, or any rules and regulations of the United States Securities and Exchange Commission, that require disclosure.

(h)  Agreement Not To Be Recorded.  This Agreement shall not be filed of record by or on behalf of Buyer in any office or place of public record.  If Buyer fails to comply with the terms hereof by recording or attempting to record this Agreement or a notice thereof, such act shall not operate to bind or cloud the title to the Premises.  Seller shall, nevertheless, have the right forthwith to institute appropriate legal proceedings to have the same removed from record.  If Buyer or any agent, broker or counsel acting for Buyer shall cause or permit this Agreement or a copy thereof to be filed in an office or place of public record, Seller, at its option, and in addition to Seller’s other rights and remedies, may treat such act as a material default of this Agreement on the part of Buyer.  However, the filing of this Agreement in any lawsuit or other proceedings in which such document is relevant or material shall not be deemed to be a violation of this Paragraph, nor shall any other filing of this Agreement, if required under laws relating to corporate governance, or under any rules and regulations of the United States Securities and Exchange Commission, be deemed a violation of this Paragraph.

24.                                                         Intentionally Omitted.

25.                                                         Sophistication of the Parties.  Each party hereto hereby acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement.  Accordingly, the parties hereto agree the rule of contract construction to the effect that an agreement shall be construed against the draftsman shall have no application in the construction or interpretation of this Agreement.

26.                                                         Limited Liability.  The obligations of Seller under this Agreement or directly or indirectly arising out of this Agreement shall be limited solely to Seller’s interest in the Premises and Personal Property (and the sale proceeds thereof) and any other assets of Seller, and neither Buyer nor any one else claiming by or through Buyer shall have any claim against any direct or indirect partner, member or equity owner of Seller.

27.                                                         Marketing.  Seller shall have the right to market the Premises to any other prospective purchasers during the period between the date of this Agreement and the expiration of the Inspection Period; provided, however, that Seller shall not enter into any agreement with any such prospective purchaser unless the transactions contemplated thereby are contingent upon the termination of this Agreement.

28.                                                         Enforcement.  If either party hereto fails to perform any of its obligations under this Agreement or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements.  Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto, intending legally to be bound hereby, have executed this Agreement as of the date first above written.

SELLER:

2975 STENDER ASSOCIATES LLC,
a Delaware limited liability company

By:	P VI 2975 Stender LLC,
a Delaware limited liability company,
its managing member

	By:	/s/ Christopher Hughes
	Name:	Christopher Hughes
	Title:	Vice President

BUYER:

CATALYST SEMICONDUCTOR, INC.,
a Delaware corporation

By:	/s/ Thomas E. Gay III
Name:	Thomas E. Gay III
Title:	CFO & Secretary

ESCROWEE IS EXECUTING THIS AGREEMENT SOLELY TO EVIDENCE ITS AGREEMENT TO BE BOUND BY THE ESCROW INSTRUCTIONS AND OTHER DUTIES OF ESCROWEE SET FORTH IN THIS AGREEMENT.

Escrowee:

FIRST AMERICAN TITLE COMPANY

By:
Name:
Title:

EXHIBIT ”A”

LEGAL DESCRIPTION

PARCEL 2, AS SHOWN UPON THAT CERTAIN MAP ENTITLED, “PARCEL MAP BEING A RESUBDIVISION OF PARCEL “D” AS SHOWN ON THAT PARCEL MAP RECORDED IN BOOK 338 OF MAPS AT PAGE 40”, WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, ON AUGUST 10, 1977 IN BOOK 401 OF MAPS AT PAGE 38.

APN:                   216-29-106

A-1

EXHIBIT ”B”

PERSONAL PROPERTY

None

B-1

EXHIBIT ”C”

INTENTIONALLY OMITTED

C-1

EXHIBIT ”D”

INTENTIONALLY OMITTED

D-1

EXHIBIT ”E”

SCHEDULE OF EXISTING AGREEMENTS

1.                                       Fire and Sprinkler – Pacific Auxiliary Fire Alarm Company, dated November 21, 2005.

2.                                       Parking Lot Sweeping – Prosweep, dated November 14, 2005.

3.                                       Security Patrols – Golden State Security and Patrol, dated November 1, 2005.

4.                                       Landscaping – Maniglia Landscaping, dated October 12, 2005.

5.                                       City of Santa Clara electric account number 00062282-03.

6.                                       City of Santa Clara water account numbers 00062282-03, 00062283-03, 00062281-03.

7.                                       Pacific Bell elevator phone accounts 408-844-8369 and 408-844-8503.

E-1

EXHIBIT ”F”

GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT, made and entered into as of this         day of                ,          , [PRAEDIUM ENTITY], a Delaware limited liability company, having an office c/o The Praedium Group, LLC, 825 Third Avenue, 36th Floor, New York, New York 10022 (“Assignor”) and                               , a                                having an office at                                              (“Assignee”).

W I T N E S S E T H:

That Assignor for Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby conveys, grants, bargains, sells, transfers, sets over, assigns, releases, delivers and confirms to Assignee, without representation, warranty or covenant, all of Assignor’s right, title and interest in and to (x) the agreements, documents and instruments identified on Exhibit ”A” hereto (the “Existing Agreements”) and (y) to the extent transferable, all other documents, instruments, licenses, permits and guaranties, if any, which relate to the Premises being conveyed to Assignee by Assignor on the date hereof.

Assignee hereby expressly assumes the obligation for the performance of any and all of the obligations of Assignor under the Existing Agreements.

Terms not defined herein shall have the meanings ascribed thereto in the Agreement of Sale dated as of                     , 2005 between Assignor and Assignee (“Agreement of Sale”).

This Assignment and Assumption shall inure to the benefit of all parties hereto and their respective heirs, successors and assigns.

THIS ASSIGNMENT IS MADE ON AN “AS-IS, WHERE-IS, WITH ALL FAULTS” BASIS, WITHOUT RECOURSE AND WITHOUT ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) WHATSOEVER EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THE AGREEMENT OF SALE.

F-1

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption as of the day and year first above written.

ASSIGNOR:	[Praedium Entity]

By:
Name:
Title:

ASSIGNEE:		,
a

By:
Name:
Title:

Exhibit ”A”                                   -                                            Existing Agreements

F-2

EXHIBIT ”G”

INFORMATION MATERIALS

A copy of each of the following (to the extent in Seller’s possession):

1.               Phase I Environmental Report, Clayton Group, August 2005

2.               Seismic Assessment Report, Biggs Cardosa, dated August 2005

3.               Mechanical Inspection Report, AirCom Mechanical, dated August 2005

4.               Roofing Report, Weathershield, dated August 2005

5.               Preliminary Title Report, First American Title, dated July 2005

6.               Asbestos Removal, Asbestos Removal Services, August 2005

7.               ALTA Survey, Kier & Wright Civil Engineers, dated August 2005

G-1

EXHIBIT ”H”

INTENTIONALLY OMITTED

H-3

EXHIBIT ”I”

INTENTIONALLY OMITTED

I-1

EXHIBIT ”J”

DEED

RECORDING REQUESTED BY:

WHEN RECORDED, RETURN TO:

[Grantee]

Attn:
THIS SPACE FOR RECORDER’S USE ONLY

GRANT DEED

In accordance with Section 11932 of the California Revenue and Taxation Code, as amended, Grantor has declared the amount of transfer tax which is due by a separate statement that is not being recorded with this Grant Deed.

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, [PRAEDIUM ENTITY, a                                      ] (“Grantor”), hereby GRANTS to:  [                                                                      ] (collectively, “Grantee”), all of Grantor’s right, title and interest in and to the real property located in the City of Manhattan Beach, County of Los Angeles, State of California, and more particularly described on Exhibit A attached hereto and incorporated herein by reference (the “Property”).

SUBJECT TO:

1.                                       Taxes and assessments which are a lien, but which are not yet billed, or are billed but are not yet due and payable and any assessments not shown on the public record; and subsequent assessments for prior years due to change in the land usage or ownership;

2.                                       All matters that would be disclosed by an accurate physical inspection or an accurate survey of the Property;

3.                                       All covenants, conditions, easements, restrictions, liens, encumbrances and other exceptions of record; and

4.                                       All laws, regulations or ordinances (including, but not limited to, zoning, building and environmental laws, regulations and ordinances) applicable to the Property.

[signatures on next page]

1

Signature Page of Grant Deed

IN WITNESS WHEREOF, Grantor has caused this Grant Deed to be executed as of the            day of                            , 2005.

“GRANTOR”:

2975 STENDER ASSOCIATES LLC,
a Delaware limited liability company

By:	P VI 2975 Stender LLC,
a Delaware limited liability company,
its managing member

By:
Name:
Title:

STATE OF	)
)
COUNTY OF	)

On                        , 2005, before me,                                  , a Notary Public in and for said County and State, personally appeared                                                          , personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.

SIGNATURE OF NOTARY	(Notary Seal)

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EXHIBIT A TO GRANT DEED

Description of Property

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STATEMENT OF TAX DUE AND REQUEST
THAT TAX DECLARATION NOT BE MADE A PART OF THE PERMANENT
RECORD IN THE OFFICE OF THE COUNTY RECORDER

(Pursuant to Cal. Rev. and Tax Code Section 11932)

To:                              Registrar - Recorder
County of Santa Clara

Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names:

2975 STENDER ASSOCIATES LLC,

a Delaware limited liability company, as Grantor

and

[                                              ]

as Grantee.

The property described in the accompanying document is located in the City of Santa Clara, County of Santa Clara, State of California.  The amount of tax due on the accompanying document is                                                                                     ($                         ), computed on the full value of the property conveyed, less any liens remaining on the property.

2975 STENDER ASSOCIATES LLC,
a Delaware limited liability company

By:	P VI 2975 Stender LLC,
a Delaware limited liability company,
its managing member

By:
Name:
Title:

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EXHIBIT ”K”

BILL OF SALE

THIS BILL OF SALE is made as of the          day of                , 2005, from [PRAEDIUM ENTITY], a Delaware limited liability company (“Seller”), to                                                 ,  a                                               (“Buyer”).

RECITALS:

WHEREAS, contemporaneously with the execution and delivery of this Bill of Sale, Seller has sold and conveyed to Buyer all of Seller’s right, title and interest and estate in and to the real property described in Exhibit ”A” attached hereto and made a part hereof and all buildings, structures and improvements located thereon by Deed of even date herewith (all of such buildings, structures, improvements and real property collectively hereinafter referred to as the “Real Property”); and

WHEREAS, as a part of the consideration for the conveyance of the Real Property, Seller has agreed to convey to Buyer Seller’s interest in the items of personal property, if any, that are owned by Seller and located in and on and used in connection with, the Real Property;

NOW, THEREFORE, in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller does hereby (a) sell, assign, and convey to Buyer (without any representation or warranty whatsoever) Seller’s right, title and interest, if any, in and to the personal property, if any, that is owned by Seller, located at the Real Property and used in connection with the management or operation of the Real Property (whether or not any such items constitute “personal property” or “fixtures” as a matter of state law) including, without limitation, the items listed on Exhibit ”B” attached hereto and (b) quit claim and release to Buyer, to the extent existing and assignable, Seller’s right, title and interest (if any) in the trade names, plans and specifications, construction warranties and guaranties, tenant records, and like personal property, in the possession of Seller which directly relate to the Real Property, subject in both cases to matters of public record and to rights of tenants under written leases in effect on the date hereof.

TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns, forever.

This Bill of Sale shall be binding upon and shall inure to the benefit of Seller, Buyer and their respective successors and assigns.

This Bill of Sale shall be governed by and construed in accordance with the laws of the State of California.

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NOTWITHSTANDING ANYTHING CONTAINED IN THIS BILL OF SALE TO THE CONTRARY, THIS BILL OF SALE IS MADE (I) WITHOUT ANY WARRANTY OR REPRESENTATION OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OF SALE DATED AS OF                       , 2005, WHICH REPRESENTATIONS, IF ANY, ARE THEREIN QUALIFIED, AND (II) SUBJECT TO THE DISCLAIMERS, QUALIFICATIONS AND ENCUMBRANCES SET FORTH THEREIN, AND SUCH DISCLAIMERS, QUALIFICATIONS AND ENCUMBRANCES ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND MADE A PART HEREOF.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly signed as of the day and year first written above.

SELLER:

[Praedium Entity]

By:
Name:
Title:

BUYER:

[Buyer Entity]

By:
Name:
Title:

Exhibit ”A”                                   -                                            Real Property Description

Exhibit ”B”                                     -                                            Personal Property

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EXHIBIT ”L”

FIRPTA CERTIFICATION

A.                                   Federal FIRPTA Certificate

To inform                                                                           (“Transferee”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), will not be required upon the transfer to Transferee by 2975 STENDER ASSOCIATES LLC, a Delaware limited liability company (“Transferor”), of certain real property, located at 2975 Stender Way, Santa Clara, California, Transferor hereby certifies to Transferee:

1.  Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the regulations promulgated thereunder);

2.  Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the income tax regulations promulgated under the Code.

3.  Transferor’s U.S. tax identification number is                                  ; and

4.  Transferor’s office address is 825 Third Avenue, 36th Floor, New York, New York 10022.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

B.                                     STATE OF CALIFORNIA RESIDENT/NONRESIDENT AFFIDAVIT

In accordance with Section 18662 of the Revenue and Taxation Code, a buyer may be required to withhold an amount equal to 3-1/3 percent of the sales price in the case of a disposition of California real property by either:

1.                                       A seller who is an individual with a last known street address outside of California or when the disbursement instructions authorize the proceeds to be sent to a financial intermediary of seller, OR

2.                                       A corporate seller which has no permanent place of business in California.

The buyer may become subject to penalty for failure to withhold an amount equal to the greater of 10 percent of the amount required to be withheld or five hundred dollars ($500).  However, notwithstanding any other provision included in the California statutes referenced above, no buyer will be required to withhold any amount

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or be subject to penalty for failure to withhold if:

(a)                                  The sales price of the California real property conveyed does not exceed one hundred thousand dollars ($100,000), OR

(b)                                 The seller executes a written certificate, under the penalty of perjury, certifying that the seller is a resident of California, or if a corporation, has a permanent place of business in California, or if a limited liability company, is classified as a partnership and is not a disregarded single-member limited liability company for federal and California income tax purposes, OR

(c)                                  The seller, who is an individual, executes a written certificate, under penalty of perjury, that the California real property being conveyed is the seller’s principal residence (as defined in Section 1034 of the Internal Revenue Code).

Transferor hereby certifies that it is not subject to the above-mentioned withholding because it is classified as a partnership and is not a disregarded single-member limited liability company for federal and California income tax purposes.

Transferor understands that Transferee is relying on this Certification in determining whether withholding is required upon said transfer.  Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Executed as of                                 , 2005.

TRANSFEROR:

2975 STENDER ASSOCIATES LLC,
a Delaware limited liability company

By:	P VI 2975 Stender LLC,
a Delaware limited liability company,
its managing member

By:
Name:
Title:

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